RULE 10f3 REPORT FORM

Institutional Liquidity Trust
Lehman Brothers Core Bond Fund
Neuberger Berman Advisers Management Trust
Neuberger Berman Equity Funds
Neuberger Berman Income Funds
Neuberger Berman Intermediate Municipal Fund Inc.
Neuberger Berman California Intermediate Municipal Fund Inc.
Neuberger Berman New York Intermediate Municipal Fund Inc.
Neuberger Berman Real Estate Income Fund Inc.
Neuberger Berman Realty Income Fund Inc.
Neuberger Berman Income Opportunity Fund Inc.
Neuberger Berman Real Estate Securities Income Fund Inc.

Record of Securities Purchased
Under the Rule 10f3 Procedures

1.	Name of Portfolio/Series: 		Neuberger Berman AMT High Income Bond Portfolio

2.	Name of Issuer:				Ford Motor Company

3.	Date of Purchase:			12/7/2006

4.	Underwriter from whom purchased:	Citigroup

5.	Affiliated Underwriter managing or participating in underwriting syndicate:
	Lehman

6.	Is a list of the underwriting syndicates members attached? Yes   X   No   __

7.	Aggregate principal amount of purchase by all investment companies advised by the Adviser and all other accounts with respect to which the Adviser has management discretion
	and exercised such discretion with respect to the purchase: 	5,000,000

8.	Aggregate principal amount of offering:				4,500,000,000

9.	Purchase price (net of fees and expenses): 			100

10.	Date offering commenced: 					12/7/2006

11.	Offering price at close of first day on which any sales were made:	100

12.	Commission, spread or profit: ___2.00___%		$_____/share

13.
Have the following conditions been satisfied? Yes  No

a. The securities are:
   part of an issue registered under the Securities Act of
 1933 which is being offered to the public;    X ____
part of an issue of Government Securities;  ___  ____
Eligible Municipal Securities;              ____ ____
sold in an Eligible Foreign Offering; or    ____ ____
sold in an Eligible Rule 144A offering?     ____ ____

(See Appendix B to the Rule 10f 3 Procedures for definitions of the capitalized terms herein.)


b.(1) The securities were purchased prior to the end of the first day on which any sales were made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer); OR

 							  X    ____


(2) If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or befor the fourth day preceding the day on which the rights offering
terminates?                                ____   ____

c. The underwriting was a firm commitment underwriting?
							  X      ___

d.The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period (see Attachment for comparison of spread with comparable recent offerings)?

                                            X      ____

e.The issuer of the securities, except for Eligible Municipal Securities and its predecessors, has been in continuous operation for not less than three years.
                                            X       ____
f. (1) The amount of the securities, other than those sold in an Eligible Rule 144A Offering (see below), purchased by all of the investment companies advised by the Adviser, and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase, did not exceed 25% of the principal amount of the offering; OR
                                             ____       ____

(2) If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser, and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase, did not exceed 25% of the total of:




(i)	The principal amount of the offering of such class sold by
	underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus


(ii)	The principal amount of the offering of such class in any
	concurrent pubic offering?            X      ____

g.
(1) No affiliated underwriter of the Fund was a direct or indirect participant in or beneficiary of the sale; OR

  							   X       ____



(2) With respect to the purchase of Eligible Municipal Securities, no affiliated underwriter of the Fund was a direct or indirect participant in the sale and such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?

 							____        ____

h. Information has or will be timely supplied to the appropriate officer of the Fund for inclusion on SEC Form N-SAR and quarterly reports to the Board?

 							 X          ____

Approved:		Date:



RULE 10f3  COMPARABLES FORM


Name of Issue Purchased by Fund:    F 4.25 12/15/2036


	         Comparison # 1 	Comparison # 2 	    Comparison # 3
Security Name
(include cusip)	Ford Motor Credit Co  Ford Motor Credit Co Ford Motor Credit Co
                 4.25 12/15/2036,      FRN due 1/13/2012,   9.875 8/10/2011
                 cusip 345370cf5       cusip 345397vd2      cusip 345597va8

Yield to Maturity 4.25 at 100	  3mL + 275 at 98.758,+304 9.875% at 100, +494.7

Type of Offering   Registered           Registered           Registered
(e.g., registered, 144A)


Date offering     12/15/2006           12/11/2006	   8/3/2006
commenced


Offering Price     100                 98.758	             100
 at Issue



Was an affiliate  Yes                   Yes                   No
 managing or a
member of the
syndicate?
(this is not
 required and
it is preferable
that the comparable
 not include an affiliate).



Spread ($) or (%)	2.0	      .625	               .60
Note:  Minimum of two comparisons must be completed for each purchase.